Exhibit 21.1

LIST OF SUBSIDIARIES OF NAVIGATOR HOLDINGS LTD.

NAME	JURISDICTION OF INCORPORATION OR ORGANIZATION
Falcon Funding Pte Limited	Republic of Singapore

Navigator Aries L.L.C.	Republic of the Marshall Islands

Navigator Gas L.L.C.	Republic of the Marshall Islands

Navigator Gas Invest Limited	United Kingdom

Navigator Gas US L.L.C.	State of Delaware

Navigator Gemini L.L.C.	Republic of the Marshall Islands

Navigator Leo L.L.C.	Republic of the Marshall Islands

Navigator Libra L.L.C.	Republic of the Marshall Islands

Navigator Mars L.L.C.	Republic of the Marshall Islands

Navigator Neptune L.L.C.	Republic of the Marshall Islands

Navigator Pegasus L.L.C.	Republic of the Marshall Islands

Navigator Phoenix L.L.C.	Republic of the Marshall Islands

Navigator Pluto L.L.C.	Republic of the Marshall Islands

Navigator Saturn L.L.C.	Republic of the Marshall Islands

Navigator Taurus L.L.C.	Republic of the Marshall Islands

Navigator Venus L.L.C.	Republic of the Marshall Islands

Navigator Capricorn L.L.C.	Republic of the Marshall Islands

Navigator Scorpio L.L.C.	Republic of the Marshall Islands

Navigator Virgo L.L.C.	Republic of the Marshall Islands

Navigator Galaxy L.L.C.	Republic of the Marshall Islands

Navigator Genesis L.L.C.	Republic of the Marshall Islands

Navigator Global L.L.C.	Republic of the Marshall Islands

Navigator Glory L.L.C.	Republic of the Marshall Islands

Navigator Grace L.L.C.	Republic of the Marshall Islands

Navigator Gusto L.L.C.	Republic of the Marshall Islands

Navigator Magellan L.L.C.	Republic of the Marshall Islands

Navigator Mariner L.L.C.	Republic of the Marshall Islands

NAME	JURISDICTION OF INCORPORATION OR ORGANIZATION
Navigator Atlas L.L.C.	Republic of the Marshall Islands

Navigator Europa L.L.C.	Republic of the Marshall Islands

Navigator Oberon L.L.C.	Republic of the Marshall Islands

Navigator Triton L.L.C.	Republic of the Marshall Islands

NGT Services (UK) Limited	United Kingdom

PT Navigator Khatulistiwa	Republic of Indonesia